Exhibit 4.3

    UNLESS THIS SECURITY (AS DEFINED HEREIN) IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

WASHINGTON MUTUAL, INC. 5 5/8% SENIOR NOTES DUE JANUARY 15, 2007
No.	$ CUSIP: 939322 AG 8

    WASHINGTON MUTUAL, INC., a Washington corporation (hereinafter called the "Company," which term shall refer to such Company until a successor corporation shall have become such pursuant to the provisions of the Indenture referred to herein and thereafter "Company" shall mean such successor corporation), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                          ($            ) on January 15, 2007, and to pay interest thereon from January 11, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15 in each year, commencing July 15, 2002 at the rate of 5 5/8% per annum, until the principal hereof is paid or made available for payment.

    The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be (in each case whether or not a Business Day) the January 1 or July 1 as the case may be, next preceding such Interest Payment Date. Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

    Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, in The City of New York, and for so long as the Securities are listed on the Luxembourg Stock Exchange, in

Luxembourg, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

    This security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 10, 1999 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee or trustees under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,000,000,000.

    Each Holder of the Securities, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture. Except as described in the following sentence, the Securities may not be redeemed prior to maturity. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after January 8, 2002, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts (as defined below) with respect to the Securities, then the Company may at its option redeem, in whole, but not in part, the Securities on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount thereof, together with interest accrued but unpaid on such Securities to the date fixed for redemption, provided that no such redemprion shall occur earlier than 90 days prior to the earliest date the Company would be obligated to pay such Additional Amounts.

    Subject to the exceptions and limitations set forth below, the Company will pay as additional interest on this Security additional amounts ("Additional Amounts") so that the net payment of the principal of and interest on this Security to a holder who is not a United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority of or in the United States, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable had no withholding or deduction been required. The Company's obligations to pay Additional Amounts shall not apply: (1) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as: (a) being or having been present or engaged in a trade or business in the United States or having had a permanent establishment in the United States; (b) having a current or former relationship with the United States, including a relationship as a citizen or resident of the United States; (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or (d) being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provision; (2) to any holder that is not the sole beneficial owner of this Security, or a portion of this Security, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (3) to any tax, assessment or other governmental charge that is imposed or otherwise withheld solely by reason of a failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Securities, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge; (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment on this Security; (5) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; (6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge; (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on this Security, if such payment can be made without such withholding by any other paying agent; (8) to any tax, assessment or other governmental charge required to be imposed or withheld on a payment to an individual and such deduction or withholding is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (9) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7) and (8). As used herein, the term "United States" means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction, "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be United States persons.

    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (acting as one class). The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a Majority in principal amount of the Securities at the time outstanding of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

    As provided in the Indenture, the Company shall be discharged from its obligations with respect to the Securities of any series when (1) with respect to all Outstanding Securities of such series, the Company has deposited or caused to be deposited with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount as will, or (ii) U.S. Government Obligations as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, or (iii) a combination of (i) and (ii) as will (in a written opinion with respect to (ii) or (iii) of independent public accountants delivered to the Trustee), be sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any) and interest, if any, to the Stated Maturity; and (2) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities of such series; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all such conditions precedent have been complied with; and (4) the Company has delivered to the Trustee (i) a ruling directed to the Company and the Trustee from the United States Internal Revenue Service to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result thereof and will be subject to Federal income tax as if such option had not been exercised or (ii) an opinion of Counsel to the same effect and based upon a change in law.

    No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein and in the Indenture provided; subject, however, to the provisions for the discharge of the Company from its obligations under the Securities upon satisfaction of the conditions set forth in the preceding paragraph or in the Indenture.

    As provided in the Indenture, upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with the provisions of the Indenture, the successor corporation formed by such consolidation or into which the predecessor corporation is merged or to which such conveyance, transfer or lease is made shall be substituted for the predecessor corporation with the same effect as if such successor corporation had been named as the Company. Thereafter the predecessor corporation shall be relieved of the performance and observance of all obligations and covenants of the Indenture and the Securities, including but not limited to the obligation to make payment of the principal of (and premium, if any, on) and interest, if any, on all the Securities then Outstanding, and, in the event of any such conveyance, transfer or lease, may be liquidated and dissolved.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, when duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for a like aggregate principal amount and tenor, will be issued to the designated transferee or transferees.

    The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any larger amount that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount and tenor of Securities of this series of a different authorized denomination, upon surrender of the Securities to be exchanged at any such office or agency.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    As provided in the Indenture, no recourse shall be had for the payment of the principal of (or premium, if any, on) or the interest, if any, on this Security, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, direct or indirect stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation (either directly or through the Company or any such successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all liability, if any, of that character against every such incorporator, stockholder, officer and director being by the acceptance hereof, and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

    The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and attested.

WASHINGTON MUTUAL, INC.
By:
Title:
Attest:
By:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

    This is one of the Securities of the series designated and issued under the within mentioned Indenture.

Dated: January 11, 2002
THE BANK OF NEW YORK, as Trustee
	By:	Authorized Signatory

ABBREVIATIONS

    The following abbreviations, when used in the inscription on this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—	as tenants in common	UNIF GIFT MIN ACT
TEN ENT—	as tenants by the entireties with right of survivorship and not as tenants in common
JT TEN—	as joint tenants with right of survivorship and not as tenants in common	____________________________ Custodian (Cust)
(Minor) Under Uniform Gifts to Minor Act
(State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

    the within Security of Washington Mutual, Inc., and irrevocably constitutes and appoints                          to transfer said Security on the books of the within named Company, with full power of substitution in the premises.

Dated: ________________________
The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement, or any change whatsoever.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.